Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Record Net Income of $18.3 Million for the Fourth Quarter and $60.6 Million for the Full Year 2020

Fourth Quarter and Full Year 2020 Highlights

•	Record net income of $18.3 million, or $1.14 per diluted share
•	Adjusted net income (non-GAAP) of $19.1 million, or $1.20 per diluted share
•	Noninterest income of $32.0 million for the quarter and $113.8 million for the year
•	Adjusted NIM (TEY)(non-GAAP) was up 1 basis point after further adjusting for higher third quarter interest recoveries on previously charged-off loans
•	Annualized core loan and lease growth (non-GAAP) of 9.0% for the quarter and 7.8% for the year, excluding SBA Paycheck Protection Program (“PPP”) loans
•	Core deposits relatively stable for the quarter and up 22.3% for the year
•	Provision expense of $7.1 million for the quarter, increasing ALLL to total loans and leases, excluding PPP loans (non-GAAP), by 7 basis points to 2.12%
•	Nonperforming assets improved by 22% for the quarter and now represent only 0.26% of total assets

Moline, IL, January 27, 2021 -- QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced record net income of $18.3 million and diluted earnings per share (“EPS”) of $1.14 for the fourth quarter of 2020, compared to net income of $17.3 million and diluted EPS of $1.09 for the third quarter of 2020. Pre-provision, pre-tax adjusted net income (non-GAAP) was $30.4 million in the fourth quarter of 2020, compared to a record $42.2 million in the third quarter of 2020.

The Company reported adjusted net income (non-GAAP) of $19.1 million and adjusted diluted EPS of $1.20 for the fourth quarter of 2020, compared to adjusted net income (non-GAAP) of $17.7 million and adjusted diluted EPS of $1.11 for the third quarter of 2020. For the fourth quarter of 2019, net income and diluted EPS were $15.9 million and $0.99, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS were $15.4 million and $0.96, respectively.

	For the Quarter Ended
	December 31,	September 30,	December 31,
$ in millions (except per share data)	2020	2020	2019
Net Income	$18.3	$17.3	$15.9
Diluted EPS	$1.14	$1.09	$0.99
Adjusted Net Income (non-GAAP)	$19.1	$17.7	$15.4
Adjusted Diluted EPS (non-GAAP)	$1.20	$1.11	$0.96
Pre-Provision/Pre-Tax Adjusted Income (non-GAAP)	$30.4	$42.2	$20.4
Pre-Provision/Pre-Tax Adjusted ROAA (non-GAAP)	2.08%	2.90%	1.58%

See GAAP to non-GAAP reconciliations

“We are very pleased with our financial performance in 2020, highlighted by record net income for the fourth quarter and full year,” said CEO Larry J. Helling. “Our strong results were driven by robust revenue growth, record fee income and increased net interest income. We grew core loans by nearly 8% for the year, while maintaining disciplined underwriting and solid credit quality. Our asset quality and credit metrics improved during the quarter as we improved nonperforming assets by 22%, down to only 0.26% of total assets.”

“Additionally, we continued to see a reduction in loan deferrals at year-end, as most of our clients who received payment relief early in the COVID-19 pandemic have resumed making normal payments,” Helling said. “We believe this speaks to the high quality of our loan portfolio and the resiliency of our local markets, which continue to exhibit improving economic activity.”

Adjusted non-GAAP measurements of financial performance exclude non-recurring income and expense items. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance.

Annualized Loan and Lease Growth of 9.0% for the Quarter and 7.8% for the Year, excluding PPP Loans (non-GAAP)

During the fourth quarter of 2020, the Company’s total loans and leases, excluding PPP loans, increased $87.5 million to a total of $4.0 billion. Loan and lease growth during the quarter was 9.0% on an annualized basis. Continued loan and lease growth was funded by some of the Company’s excess liquidity. Core deposits (excluding brokered deposits) declined by $18.8 million and brokered deposits declined by $54.3 million as the Company allowed certain higher cost brokered deposits to run off the balance sheet. In addition, short-term borrowings decreased by $50.0 million during the quarter. At quarter-end, the percentage of wholesale funds to total assets was 3.2%, which was down from 4.9% in the third quarter of 2020 as the Company’s need for wholesale funding continued to decline. Additionally, at quarter-end, the percentage of gross loans and leases to total assets was 74.8%, up from 72.4% in the third quarter, driven primarily by lower excess liquidity.

“Our solid loan growth for the quarter was driven by strength in our core commercial lending business, as well as our Specialty Finance Group,” added Helling. “However, until we have better visibility on the pandemic recovery, we are targeting organic loan growth for the full year 2021 of between 6% and 8%, slightly lower than our long-term goal of 9%.”

Net Interest Income of $43.7 million

Net interest income for the fourth quarter of 2020 totaled $43.7 million, compared to $44.6 million for the third quarter of 2020 and $39.9 million for the fourth quarter of 2019. The slight decrease was primarily due to a decline in the yield on earning assets of 8 basis points on a linked quarter basis, primarily due to the higher than normal amount of interest recoveries on previously charged-off loans in the third quarter. Acquisition-related net accretion totaled $1.1 million for the fourth quarter of 2020, up from $833 thousand in the third quarter of 2020 and $931 thousand for the fourth quarter of 2019. Adjusted net interest income (non-GAAP) was $45.3 million for the fourth quarter of 2020, compared to $45.7 million for the third quarter of 2020 and $40.8 million for the fourth quarter of 2019.

Net interest income totaled $167.0 million for the year ended December 31, 2020, compared to $155.6 million for the year ended December 31, 2019.

Excluding the impact of interest recoveries in the prior quarter, which created an 8 basis point reduction in adjusted NIM (non-GAAP) on a linked-quarter basis, adjusted NIM was up 1 basis point. The reported net interest margin was 3.25%. On a tax-equivalent yield basis (non-GAAP), net interest margin was 3.45%, decreasing by 11 and 6 basis points, respectively, from the third quarter of 2020. Net interest margin, excluding acquisition-related net accretion (non-GAAP) was 3.37%, down 7 basis points from the third quarter. The total cost of interest-bearing funds was down 2 basis points for the quarter, as further improvement in our deposit costs was partially offset by the full quarter impact of our $50.0 million subordinated note offering in the third quarter.

	For the Quarter Ended
	December 31,	September 30,		December 31,
	2020	2020		2019
NIM	3.25%	3.36%		3.36%
NIM (TEY)(non-GAAP)	3.45%	3.51%		3.51%
Adjusted NIM (TEY)(non-GAAP)	3.37%	3.44%	(1)	3.43%

See GAAP to non-GAAP reconciliations

(1)	Increased by 8 bps due to one-time interest recoveries on previously charged-off loans.

“Our deposit costs decreased significantly over the course of the year as we grew core deposits and significantly reduced our wholesale funding,” stated Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer. “However, our average loan yields also decreased due to the sharp decline in short-term interest rates. Despite this and the fact that we carried a significant amount of excess liquidity for most of the year, we were able to protect our margins, as adjusted NIM increased by 2 basis points for the full year.”

Noninterest Income of $32.0 million

Noninterest income for the fourth quarter of 2020 totaled $32.0 million, compared to $38.0 million for the third quarter of 2020. The decrease was primarily due to a $5.3 million reduction in swap fee income from the record third quarter. Wealth management revenue was $3.3 million for the quarter, down $232 thousand from the third quarter, due to the impact of the sale of the Bates Companies in the third quarter. Excluding that impact, wealth management revenue was up $241 thousand on a linked-quarter basis. In addition, securities gains decreased by $1.2 million and gain on sale of loans increased by $316 thousand from the prior quarter. Noninterest income increased $14.5 million, or an increase of 83% compared to the fourth quarter of 2019, excluding the gain on sale of Rockford Bank & Trust (“RB&T”), which was recorded in that quarter.

Noninterest income for the year ended December 31, 2020, totaled $113.8 million, compared to $66.5 million for the year ended December 31, 2019, excluding the gain on the sale of RB&T, an increase of 71%.

“Our noninterest income was again driven by another strong quarter of swap fee income. Swap fee income totaled $74.8 million for the full year 2020 as a result of strong demand for these lending products, where we are making high-quality, long-term variable rate loans and are enabling our clients to lock in attractive fixed long-term rates through the use of swaps. The pipeline of swap loans at our banks and our Specialty Finance Group remains healthy and we believe that this source of fee income remains sustainable for the foreseeable future,” added Gipple. “Our current expectation is that swap fee income will be approximately $14 to $18 million per quarter for 2021.”

Noninterest Expenses of $46.4 million

Noninterest expense for the fourth quarter of 2020 totaled $46.4 million, compared to $40.8 million for the third quarter of 2020 and $46.3 million for the fourth quarter of 2019. The linked-quarter increase was due to several factors, but primarily the result of increased salary and benefits expense of $4.4 million, driven by strong financial results in the second half of the year. In addition, occupancy and equipment expense increased by $1.1 million, and advertising and marketing expense increased by $526 thousand. These increases were partially offset by a linked-quarter decline in losses on liability extinguishment of $417 thousand and loss on the sale of a subsidiary of $452 thousand.

Asset Quality Remains Strong and NPAs Improved

Continued to Build Reserves

Nonperforming assets (“NPAs”) totaled $14.8 million at the end of the fourth quarter, a decrease of $4.1 million from the third quarter of 2020. The decrease was primarily due to a reduction in nonaccrual loans as a number of loans returned to performing status or were either monetized or charged-off during the quarter. The ratio of NPAs to total assets improved to 0.26% on December 31, 2020, compared to 0.32% on September 30, 2020, and 0.27% on December 31, 2019. In addition, the Company’s criticized loans and classified loans to total loans and leases decreased to 3.24% and 1.55%, respectively, from 3.53% and 1.66% as of September 30, 2020.

The Company’s provision for loan and lease losses totaled $7.1 million for the fourth quarter of 2020, down from $20.3 million in the prior quarter. As of December 31, 2020, the Company’s allowance to total loans and leases was 1.98%, which was up from 1.87% on September 30, 2020, and from 0.98% at December 31, 2019. Excluding the $273 million impact of PPP loans that are on the Company’s balance sheet, the ALLL to total loans and leases was 2.12% (non-GAAP).

In accordance with GAAP for acquisition accounting, loans acquired through past acquisitions were recorded at market value; therefore, there was no allowance associated with the acquired loans at the acquisition date. Management continues to evaluate the allowance needed on the acquired loans factoring in the net remaining discount of $3.1 million on December 31, 2020.

Strong Capital Levels

As of December 31, 2020, the Company’s total risk-based capital ratio was 15.13%, the common equity tier 1 ratio was 10.69% and the tangible common equity to tangible assets ratio was 9.08%. By comparison, these respective ratios were 14.93%, 10.44% and 8.42% as of September 30, 2020.

Focus on Three Strategic Long-Term Initiatives

As part of the Company’s ongoing efforts to grow earnings and drive attractive long-term returns for shareholders, it continues to operate under three key strategic long-term initiatives:

•	Organic loan and lease growth of 9% per year, funded by core deposits;
•	Grow fee-based income by at least 6% per year; and
•	Limit our annual operating expense growth to 5% per year.

These initiatives are long-term targets. Due to the impact of the COVID-19 pandemic, among other factors, the Company may not be able to achieve these goals for the full year 2021.

Supplemental Presentation and Where to Find It

In addition to this press release, the Company has included a supplemental presentation that provides further information regarding the Company’s loan exposures and deferrals. Investors, analysts and other interested persons may find this presentation on the Securities and Exchange Commission’s EDGAR filing system at www.sec.gov/edgar.shtml, or on the Company’s website at www.qcrh.com.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, January 28, 2021, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through February 11, 2021. The replay access information is 877-344-7529 (international 412-317-0088); access code 10151041. A webcast of the teleconference can be accessed at the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly-owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company engages in commercial leasing through its wholly-owned subsidiary, m2 Equipment Finance, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. The Company has 24 locations in Iowa, Missouri, Wisconsin and Illinois. As of December 31, 2020, the Company had approximately $5.7 billion in assets, $4.3 billion in loans and $4.6 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies (including the impact of the new presidential administration and the impact of tariffs, a U.S. withdrawal from or significant renegotiation of trade agreements, trade wars and other changes in trade regulations); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices (including the new current expected credit loss (CECL) impairment standards, that will change how the Company estimates credit losses when implemented); (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; and (xi) unexpected outcomes of existing or new litigation involving the Company. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple	Kim K. Garrett
President	Vice President
Chief Operating Officer	Corporate Communications
Chief Financial Officer	Investor Relations Manager
(309) 743-7745	(319) 743-7006
tgipple@qcrh.com	kgarret@qcrh.com

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019

		(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$61,329	$68,932	$88,577	$169,827	$76,254
Federal funds sold and interest-bearing deposits	95,676	302,668	142,900	206,708	157,691
Securities	838,131	782,088	748,883	684,571	611,341
Net loans/leases	4,166,753	4,168,395	4,079,432	3,662,435	3,654,204
Intangibles	11,381	11,902	13,872	14,421	14,970
Goodwill	74,066	74,066	74,248	74,248	74,748
Derivatives	222,757	236,381	225,164	195,973	87,827
Other assets	212,704	220,128	220,920	213,134	220,049
Assets held for sale	-	-	10,765	10,758	11,966
Total assets	$5,682,797	$5,864,560	$5,604,761	$5,232,075	$4,909,050

Total deposits	$4,599,137	$4,672,268	$4,349,775	$4,170,478	$3,911,051
Total borrowings	177,114	226,962	376,250	244,399	278,955
Derivatives	229,270	244,510	233,589	203,744	88,436
Other liabilities	83,483	148,207	87,539	71,185	90,254
Liabilities held for sale	-	-	1,588	3,130	5,003
Total stockholders' equity	593,793	572,613	556,020	539,139	535,351
Total liabilities and stockholders' equity	$5,682,797	$5,864,560	$5,604,761	$5,232,075	$4,909,050

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans	$1,726,723	$1,823,049	$1,850,110	$1,484,979	$1,507,825
Commercial real estate loans	2,107,629	1,999,715	1,869,162	1,783,086	1,736,396
Direct financing leases	66,016	73,011	79,105	83,324	87,869
Residential real estate loans	252,121	245,032	241,069	237,742	239,904
Installment and other consumer loans	91,302	102,471	99,150	106,728	109,352
Deferred loan/lease origination costs, net of fees	7,338	4,699	1,663	8,809	8,859
Total loans/leases	$4,251,129	$4,247,977	$4,140,259	$3,704,668	$3,690,205
Less allowance for estimated losses on loans/leases	84,376	79,582	60,827	42,233	36,001
Net loans/leases	$4,166,753	$4,168,395	$4,079,432	$3,662,435	$3,654,204

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$15,336	$18,437	$17,472	$19,457	$20,078
Municipal securities	627,523	569,075	526,192	493,664	447,853
Residential mortgage-backed and related securities	132,842	134,147	145,672	122,853	120,587
Asset backed securities	40,683	40,665	39,797	28,499	16,887
Other securities	21,747	19,764	19,750	20,098	5,936
Total securities	$838,131	$782,088	$748,883	$684,571	$611,341

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,145,378	$1,175,085	$1,177,482	$829,782	$777,224
Interest-bearing demand deposits	2,987,469	2,938,194	2,488,755	2,440,907	2,407,502
Time deposits	460,659	499,021	560,982	617,979	571,343
Brokered deposits	5,631	59,968	122,556	281,810	154,982
Total deposits	$4,599,137	$4,672,268	$4,349,775	$4,170,478	$3,911,051

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$-	$40,000	$90,000	$55,000	$50,000
Overnight FHLB advances	15,000	-	55,000	40,000	109,300
FRB borrowings	-	-	100,000	30,000	-
Other short-term borrowings	5,430	30,430	24,818	13,067	13,423
Subordinated notes	118,691	118,577	68,516	68,455	68,394
Junior subordinated debentures	37,993	37,955	37,916	37,877	37,838
Total borrowings	$177,114	$226,962	$376,250	$244,399	$278,955

5

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$49,851	$50,890	$48,650	$48,982	$52,977
Interest expense	6,144	6,309	7,694	11,276	13,058
Net interest income	43,707	44,581	40,956	37,706	39,919
Provision for loan/lease losses	7,080	20,342	19,915	8,367	979
Net interest income after provision for loan/lease losses	$36,627	$24,239	$21,041	$29,339	$38,940

Trust department fees	$2,388	$2,280	$2,227	$2,312	$2,365
Investment advisory and management fees	926	1,266	1,399	1,727	1,589
Deposit service fees	1,875	1,403	1,286	1,477	1,787
Gain on sales of residential real estate loans	1,462	1,370	1,196	652	823
Gain on sales of government guaranteed portions of loans	224	-	-	-	159
Swap fee income	21,402	26,688	19,927	6,804	7,409
Securities gains, net	617	1,802	65	-	26
Earnings on bank-owned life insurance	461	502	612	329	533
Debit card fees	923	946	775	758	766
Correspondent banking fees	270	220	198	215	194
Gain on sale of assets and liabilities of subsidiary	-	-	-	-	12,286
Other	1,469	1,482	941	922	1,868
Total noninterest income	$32,017	$37,959	$28,626	$15,196	$29,805

Salaries and employee benefits	$30,446	$25,999	$21,304	$18,519	$24,220
Occupancy and equipment expense	4,917	3,807	3,748	4,032	4,019
Professional and data processing fees	3,871	3,758	3,646	3,369	3,570
Post-acquisition compensation, transition and integration costs	25	(32)	70	151	1,855
Disposition costs	64	192	(83)	517	3,325
FDIC insurance, other insurance and regulatory fees	1,272	1,301	908	683	523
Loan/lease expense	465	403	339	228	349
Net cost of (income from) and gains/losses on operations of other real estate	(4)	16	(332)	13	232
Advertising and marketing	1,276	750	552	682	1,670
Bank service charges	523	488	501	504	516
Losses on liability extinguishment	1,457	1,874	429	147	288
Correspondent banking expense	205	205	212	216	216
Intangibles amortization	521	531	548	549	560
Goodwill impairment	-	-	-	500	3,000
Loss on sale of subsidiary	(147)	305	-	-	-
Other	1,473	1,241	1,288	1,313	1,951
Total noninterest expense	$46,364	$40,838	$33,130	$31,423	$46,294

Net income before income taxes	$22,280	$21,360	$16,537	$13,112	$22,451
Federal and state income tax expense	4,009	4,016	2,798	1,884	6,560
Net income	$18,271	$17,344	$13,739	$11,228	$15,891

Basic EPS	$1.16	$1.10	$0.87	$0.71	$1.01
Diluted EPS	$1.14	$1.09	$0.86	$0.70	$0.99

Weighted average common shares outstanding	15,775,596	15,767,152	15,747,056	15,796,796	15,772,703
Weighted average common and common equivalent shares outstanding	15,973,054	15,923,578	15,895,336	16,011,456	16,033,043

6

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Year Ended
	Decenber 31,	Decenber 31,
	2020	2019

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$198,373	$216,076
Interest expense	31,423	60,517
Net interest income	166,950	155,559
Provision for loan/lease losses	55,704	7,066
Net interest income after provision for loan/lease losses	$111,246	$148,493

Trust department fees	$9,207	$9,559
Investment advisory and management fees	5,318	6,995
Deposit service fees	6,041	6,812
Gain on sales of residential real estate loans	4,680	2,571
Gain on sales of government guaranteed portions of loans	224	748
Swap fee income	74,821	28,295
Securities gains (losses), net	2,484	(30)
Earnings on bank-owned life insurance	1,904	1,973
Debit card fees	3,402	3,357
Correspondent banking fees	903	773
Gain on sale of assets and liabilities of subsidiary	-	12,286
Other	4,814	5,429
Total noninterest income	$113,798	$78,768

Salaries and employee benefits	$96,268	$92,063
Occupancy and equipment expense	16,504	15,106
Professional and data processing fees	14,644	13,381
Post-acquisition compensation, transition and integration costs	214	3,582
Disposition costs	690	3,325
FDIC insurance, other insurance and regulatory fees	4,164	2,955
Loan/lease expense	1,435	1,097
Net cost of (income from) and gains/losses on operation of other real estate	(307)	3,789
Advertising and marketing	3,260	4,548
Bank service charges	2,016	2,009
Losses on liability extinguishment	3,907	436
Correspondent banking expense	838	836
Intangibles amortization	2,149	2,266
Goodwill impairment	500	3,000
Loss on sale of subsidiary	158	-
Other	5,315	6,841
Total noninterest expense	$151,755	$155,234

Net income before taxes	$73,289	$72,027
Income tax expense	12,707	14,619
Net income	$60,582	$57,408

Basic EPS	$3.89	$3.65
Diluted EPS	$3.80	$3.60

Weighted average common shares outstanding	15,571,650	15,730,016
Weighted average common and common equivalent shares outstanding	15,952,637	15,967,775

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

As of and for the Quarter Ended	For the Year Ended
December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
2020	2020	2020	2020	2019	2020	2019

(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	15,805,711	15,792,357	15,790,611	15,773,736	15,828,098
Book value per common share (1)	$37.57	$36.26	$35.21	$34.18	$33.82
Tangible book value per common share (2)	$32.16	$30.82	$29.63	$28.56	$28.15
Closing stock price	$39.59	$27.41	$31.18	$27.07	$43.86
Market capitalization	$625,748	$432,869	$492,351	$426,995	$694,220
Market price / book value	105.38%	75.60%	88.55%	79.20%	129.69%
Market price / tangible book value	123.09%	88.95%	105.23%	94.79%	155.76%
Earnings per common share (basic) LTM (3)	$3.84	$3.69	$3.55	$3.54	$3.65
Price earnings ratio LTM (3)	10.31	x	7.43	x	8.78	x	7.65	x	12.02	x
TCE / TA (4)	9.08%	8.42%	8.48%	8.76%	9.25%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$572,613	$556,020	$539,139	$535,351	$519,743
Net income	18,271	17,344	13,739	11,228	15,891
Other comprehensive income (loss), net of tax	3,157	(614)	3,622	(3,691)	(683)
Common stock cash dividends declared	(947)	(945)	(945)	(942)	(947)
Proceeds from issuance of 9,400 shares of common stock as a result of the performance based targets met for Bates Companies	-	-	-	-	399
Repurchase and cancellation of 100,932 shares of common stock as a result of a share repurchase program	-	-	-	(3,780)	-
Other (5)	699	808	465	973	948
Ending balance	$593,793	$572,613	$556,020	$539,139	$535,351

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	15.13%	14.93%	13.71%	13.54%	13.33%
Tier 1 risk-based capital ratio	11.49%	11.25%	11.07%	11.16%	11.04%
Tier 1 leverage capital ratio	9.49%	9.21%	8.91%	10.19%	9.53%
Common equity tier 1 ratio	10.69%	10.44%	10.25%	10.31%	10.18%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.25%	1.19%	0.95%	0.91%	1.23%	1.08%	1.09%
Return on average total equity (annualized)	12.43%	12.06%	9.88%	8.23%	11.93%	10.70%	11.09%
Net interest margin	3.25%	3.36%	3.14%	3.40%	3.36%	3.28%	3.29%
Net interest margin (TEY) (Non-GAAP)(7)	3.45%	3.51%	3.27%	3.56%	3.51%	3.44%	3.43%
Efficiency ratio (Non-GAAP) (8)	61.23%	49.48%	47.61%	59.40%	66.40%	54.05%	66.18%
Gross loans and leases / total assets (10)	74.81%	72.43%	74.01%	70.95%	75.36%	74.81%	74.80%
Gross loans and leases / total deposits (10)	92.43%	90.92%	95.18%	88.83%	94.35%	92.43%	94.95%
Effective tax rate	17.99%	18.80%	16.92%	14.37%	29.22%	17.34%	16.26%
Full-time equivalent employees	714	687	712	703	697	714	766

AVERAGE BALANCES
Assets	$5,842,299	$5,820,555	$5,800,164	$4,948,311	$5,147,754	$5,604,074	$5,088,055
Loans/leases	4,250,951	4,185,275	3,999,523	3,686,410	3,868,435	4,031,567	3,853,918
Deposits	4,742,602	4,726,881	4,732,626	3,954,707	4,227,572	4,540,266	4,228,418
Total stockholders' equity	588,042	575,061	556,047	545,548	532,624	566,240	507,383

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	Growth in full-time equivalents from September 30, 2020 to December 31, 2020 due to the addition of new positions created to build scale. Decrease from June 30, 2020 to September 30, 2020 due to sale of Bates Companies and interns employed only during the summer.
(10)	Excludes assets held for sale as of Deccember 31, 2019, March 31, 2020 and June 30, 2020.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31, 2020			September 30, 2020			December 31, 2019
ANALYSIS OF NET INTEREST INCOME AND MARGIN	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$1,216	$1	0.08%	$2,205	$1	0.18%	$2,933	$12	1.62%
Interest-bearing deposits at financial institutions	279,024	82	0.12%	321,679	92	0.11%	208,040	868	1.66%
Securities (1)	795,696	7,207	3.62%	749,425	6,836	3.66%	610,676	5,913	3.84%
Restricted investment securities	18,790	236	4.92%	19,714	249	4.94%	21,226	283	5.29%
Loans (1)	4,250,951	44,956	4.21%	4,185,275	45,654	4.34%	3,868,435	47,684	4.89%
Total earning assets (1)	$5,345,677	$52,482	3.91%	$5,278,298	$52,832	3.99%	$4,711,310	$54,760	4.61%

Interest-bearing deposits	$3,033,119	$2,060	0.27%	$2,932,988	$2,086	0.28%	$2,520,696	$6,547	1.03%
Time deposits	530,813	1,752	1.31%	638,031	2,399	1.50%	865,392	4,631	2.12%
Short-term borrowings	19,115	3	0.17%	26,996	11	0.17%	19,491	87	1.77%
Federal Home Loan Bank advances	33,207	80	0.94%	57,078	211	1.45%	87,527	210	0.95%
Subordinated debentures	118,612	1,678	5.66%	77,783	1,031	5.30%	68,356	1,004	5.83%
Junior subordinated debentures	37,969	571	5.88%	37,936	571	5.89%	37,813	579	6.07%
Total interest-bearing liabilities	$3,772,835	$6,144	0.64%	$3,770,812	$6,309	0.66%	$3,599,275	$13,058	1.44%

Net interest income (1)		$46,338			$46,523			$41,702
Net interest margin (2)			3.25%			3.36%			3.36%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.45%			3.51%			3.51%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.37%			3.44%			3.43%

	For the Year Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$2,398	$19	0.79%	$8,898	$204	2.29%
Interest-bearing deposits at financial institutions	315,616	669	0.21%	179,635	3,910	2.18%
Securities (1)	715,808	26,773	3.74%	635,650	24,150	3.80%
Restricted investment securities	20,270	1,031	5.00%	21,559	1,174	5.45%
Loans (1)	4,031,567	178,097	4.42%	3,857,547	193,365	5.01%
Total earning assets (1)	$5,085,659	$206,589	4.06%	$4,703,289	$222,803	4.74%

Interest-bearing deposits	$2,797,669	$11,980	0.43%	$2,443,989	$29,898	1.22%
Time deposits	690,222	11,289	1.64%	966,745	20,977	2.17%
Short-term borrowings	22,625	84	0.37%	16,837	363	2.16%
Federal Home Loan Bank advances	74,167	1,087	1.44%	108,536	2,895	2.67%
Other borrowings	-	-	0.00%	13,563	512	3.77%
Subordinated debentures	83,404	4,697	5.63%	60,883	3,564	5.85%
Junior subordinated debentures	37,913	2,286	5.93%	37,751	2,308	6.11%
Total interest-bearing liabilities	$3,706,000	$31,423	0.85%	$3,648,304	$60,517	1.66%

Net interest income (1)		$175,166			$162,286
Net interest margin (2)			3.28%			3.31%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.44%			3.45%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.38%			3.36%

(1) Includes nontaxable securities and loans.  Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.

(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.

(3) TEY : Tax equivalent yield.  See GAAP to Non-GAAP reconciliations.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$79,582	$60,827	$42,233	$36,001	$36,116
Provision charged to expense	7,080	20,342	19,915	8,367	979
Loans/leases charged off	(2,779)	(1,819)	(1,450)	(2,335)	(1,182)
Recoveries on loans/leases previously charged off	493	232	129	200	88
Ending balance	$84,376	$79,582	$60,827	$42,233	$36,001

NONPERFORMING ASSETS
Nonaccrual loans/leases	$13,940	$17,597	$12,099	$11,628	$7,902
Accruing loans/leases past due 90 days or more	3	86	99	1,419	33
Troubled debt restructures - accruing	741	1,061	920	545	979
Total nonperforming loans/leases	14,684	18,744	13,118	13,592	8,914
Other real estate owned	20	125	157	3,298	4,129
Other repossessed assets	135	110	25	45	41
Total nonperforming assets	$14,839	$18,979	$13,300	$16,935	$13,084

ASSET QUALITY RATIOS
Nonperforming assets / total assets (1)	0.26%	0.32%	0.24%	0.32%	0.27%
Allowance / total loans/leases (2)	1.98%	1.87%	1.47%	1.14%	0.98%
Allowance / nonperforming loans/leases (2)	574.61%	424.57%	463.69%	310.72%	403.87%
Net charge-offs as a % of average loans/leases	0.05%	0.04%	0.03%	0.06%	0.03%

INTERNALLY ASSIGNED RISK RATING (3)
Special mention (rating 6)	$71,482	$79,587	$104,608	$34,738	$19,952
Substandard (rating 7)	66,081	70,409	39,855	36,612	33,649
Doubtful (rating 8)	-	-	-	-	-
	$137,563	$149,996	$144,463	$71,350	$53,601
Criticized loans (4)	$137,563	$149,996	$144,463	$71,350	$53,601
Classified loans (5)	66,081	70,409	39,855	36,612	33,649

Criticized loans as a % of total loans/leases	3.24%	3.53%	3.49%	1.93%	1.45%
Classified loans as a % of total loans/leases	1.55%	1.66%	0.96%	0.99%	0.91%

(1) Excludes assets held for sale.

(2) Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminates the allowance and impacts these ratios.

(3) Amounts exclude the government guaranteed portion, if any.  The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.

(4) Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.

(5) Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2020	2020	2019	2020	2019

	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,149,469	$2,205,935	$1,682,477
m2 Equipment Finance, LLC	243,090	241,452	239,794
Cedar Rapids Bank and Trust	1,952,308	2,012,182	1,572,324
Community State Bank - Ankeny	1,000,670	937,017	853,834
Springfield First Community Bank	779,955	803,478	748,753

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$1,866,635	$1,955,360	$1,458,587
Cedar Rapids Bank and Trust	1,378,108	1,399,267	1,248,598
Community State Bank - Ankeny	875,400	822,261	735,089
Springfield First Community Bank	569,036	592,528	531,498

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,556,762	$1,556,798	$1,329,667
m2 Equipment Finance, LLC	244,325	241,783	236,735
Cedar Rapids Bank and Trust	1,362,056	1,387,372	1,174,963
Community State Bank - Ankeny	707,681	683,086	639,270
Springfield First Community Bank	624,629	620,721	546,306

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	83%	80%	91%
Cedar Rapids Bank and Trust	99%	99%	94%
Community State Bank - Ankeny	81%	83%	87%
Springfield First Community Bank	110%	105%	103%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	72%	71%	79%
Cedar Rapids Bank and Trust	70%	69%	75%
Community State Bank - Ankeny	71%	73%	75%
Springfield First Community Bank	80%	77%	73%

ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.95%	1.86%	1.03%
m2 Equipment Finance, LLC	2.63%	2.53%	1.51%
Cedar Rapids Bank and Trust (2)	2.35%	2.22%	1.14%
Community State Bank - Ankeny (2)	2.02%	1.92%	1.04%
Springfield First Community Bank (2)	1.23%	1.09%	0.41%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	1.52%	0.56%	1.44%	0.99%	1.30%
Cedar Rapids Bank and Trust	0.59%	2.66%	1.82%	1.81%	1.84%
Community State Bank - Ankeny	3.25%	0.82%	1.38%	1.25%	1.34%
Springfield First Community Bank	3.02%	1.52%	1.44%	1.74%	1.32%

NET INTEREST MARGIN PERCENTAGE (3)
Quad City Bank and Trust (1)	3.19%	3.07%	3.55%	3.17%	3.39%
Cedar Rapids Bank and Trust (5)	3.51%	3.54%	3.49%	3.47%	3.43%
Community State Bank - Ankeny (4)	3.77%	4.12%	4.35%	3.89%	4.33%
Springfield First Community Bank (6)	4.03%	3.75%	3.95%	3.87%	3.93%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$103	$217	$103	$430	$547
Community State Bank - Ankeny	132	56	94	325	877
Springfield First Community Bank	880	598	775	2,671	3,088
QCR Holdings, Inc. (7)	(38)	(38)	(41)	(155)	(168)

(1)	Quad City Bank and Trust figures include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminates the allowance and impacts this ratio.
(3)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(4)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 3.69% for the quarter ended December 31, 2020, 4.06% for the quarter ended September 30, 2020 and 4.27% for the quarter ended December 31, 2019.
(5)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 3.47% for the quarter ended December 31, 2020, 3.46% for the quarter ended September 30, 2020 and 3.46% for the quarter ended December 31, 2019.
(6)	Springfield First Community Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 3.59% for the quarter ended December 31, 2020, 4.02% for the quarter ended September 30, 2020 and 3.47% for the quarter ended December 31, 2019.
(7)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

11

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
GAAP TO NON-GAAP RECONCILIATIONS	2020	2020	2020	2020	2019

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$593,793	$572,613	$556,020	$539,139	$535,351
Less: Intangible assets	85,447	85,968	88,120	88,669	89,717
Tangible common equity (non-GAAP)	$508,346	$486,645	$467,900	$450,470	$445,634

Total assets (GAAP)	$5,682,797	$5,864,560	$5,604,761	$5,232,075	$4,909,050
Less: Intangible assets	85,447	85,968	88,120	88,669	89,717
Tangible assets (non-GAAP)	$5,597,350	$5,778,592	$5,516,641	$5,143,406	$4,819,333

Tangible common equity to tangible assets ratio (non-GAAP)	9.08%	8.42%	8.48%	8.76%	9.25%

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO EXCLUDING PPP LOANS (1)
Stockholder's equity (GAAP)	$593,793	$572,613	$556,020	$539,139	$535,351
Less: PPP loan interest income (post-tax) (2)	7,691	4,934	2,085	-	-
Less: Intangible assets	85,447	85,968	88,120	88,669	89,717
Tangible common equity, excluding PPP loan income (non-GAAP)	$500,655	$481,711	$465,815	$450,470	$445,634

Total assets (GAAP)	$5,682,797	$5,864,560	$5,604,761	$5,232,075	$4,909,050
Less: PPP loans	273,146	357,506	358,052	-	-
Less: Intangible assets	85,447	85,968	88,120	88,669	89,717
Tangible assets, excluding PPP loans (non-GAAP)	$5,324,204	$5,421,086	$5,158,589	$5,143,406	$4,819,333

Tangible common equity to tangible assets ratio, excluding PPP loans (non-GAAP)	9.40%	8.89%	9.03%	8.76%	9.25%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.
(2)	PPP interest income (post-tax) is calculated using an estimated effective tax rate of 21%.

12

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
ADJUSTED NET INCOME (1)	2020	2020	2020	2020	2019	2020	2019

	(dollars in thousands, except per share data)
Net income (GAAP)	$18,271	$17,344	$13,739	$11,228	$15,891	$60,582	$57,408
Less non-core items (post-tax) (2):
Income:
Securities gains(losses), net	487	1,424	51	-	21	$1,962	$(22)
Loss on syndicated loan	(210)	-	-	-		$(210)
Gain on sale of assets and liabilities of subsidiary	-	-	-	-	8,539	-	8,539
Total non-core income (non-GAAP)	$277	$1,424	$51	$-	$8,560	$1,752	$8,517

Expense:
Losses on debt extinguishment, net	$1,151	$1,480	$339	$116	$228	$3,087	$345
Goodwill impairment	-	-	-	500	3,000	500	3,000
Disposition costs	51	152	(66)	408	2,627	545	2,627
Tax expense on expected liquidation of RB&T BOLI	-	-	-	-	790	-	790
Post-acquisition compensation, transition and integration costs	20	(25)	55	119	1,465	169	2,828
Loss on sale of subsidiary	(102)	212	-	-	-	110	-
Total non-core expense (non-GAAP)	$1,119	$1,819	$329	$1,143	$8,110	$4,411	$9,590

Adjusted net income(non-GAAP) (1)	$19,113	$17,739	$14,016	$12,372	$15,441	$63,240	$58,480

PRE-PROVISION/PRE-TAX ADJUSTED INCOME (1)
Net income (GAAP)	$18,271	$17,344	$13,739	$11,228	$15,891	$60,582	$57,408
Less: Non-core income not tax-effected	351	1,802	65	-	12,313	2,218	12,258
Plus: Non-core expense not tax-effected	1,399	2,339	416	1,315	9,258	5,469	11,132
Provision expense	7,080	20,342	19,915	8,367	979	55,704	7,066
Federal and state income tax expense	4,009	4,016	2,798	1,884	6,560	12,707	14,619
Pre-provision/pre-tax adjusted income(non-GAAP) (1)	$30,408	$42,239	$36,803	$22,794	$20,375	$132,244	$77,966

PRE-PROVISION/PRE-TAX ADJUSTED RETURN ON AVERAGE ASSETS (NON-GAAP)

Pre-provision/pre-tax adjusted income(non-GAAP)	$30,408	$42,239	$36,803	$22,794	$20,375	$132,244	$77,966
Average Assets	$5,842,299	$5,820,555	$5,800,164	$4,948,311	$5,147,754	$5,604,074	$5,102,980
Pre-provision/pre-tax adjusted return on average assets (non-GAAP)	2.08%	2.90%	2.54%	1.84%	1.58%	2.36%	2.04%

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$19,113	$17,739	$14,016	$12,372	$15,441	$63,240	$58,480
Weighted average common shares outstanding	15,775,596	15,767,152	15,747,056	15,796,796	15,772,703	15,571,650	15,730,016
Weighted average common and common equivalent shares outstanding	15,973,054	15,923,578	15,895,336	16,011,456	16,033,043	15,952,637	15,967,775

Adjusted earnings per common share (non-GAAP):
Basic	$1.21	$1.13	$0.89	$0.78	$0.98	$4.06	$3.72
Diluted	$1.20	$1.11	$0.88	$0.77	$0.96	$3.96	$3.66

ADJUSTED RETURN ON AVERAGE ASSETS (1)

Adjusted net income (non-GAAP) (from above)	$19,113	$17,739	$14,016	$12,372	$15,441	$63,240	$58,480
Average Assets	$5,842,299	$5,820,555	$5,800,164	$4,948,311	$5,147,754	$5,604,074	$5,102,980

Adjusted return on average assets (annualized) (non-GAAP)	1.31%	1.22%	0.97%	1.00%	1.20%	1.13%	1.15%

NET INTEREST MARGIN (TEY) (4)

Net interest income (GAAP)	$43,707	$44,581	$40,948	$37,698	$39,919	$166,950	$155,559
Plus: Tax equivalent adjustment (3)	2,631	1,942	1,728	1,790	1,783	8,216	6,727
Net interest income - tax equivalent (Non-GAAP)	$46,338	$46,523	$42,676	$39,488	$41,702	$175,166	$162,286
Less:Acquisition accounting net accretion	1,077	833	736	625	931	3,271	4,344
Adjusted net interest income	$45,261	$45,690	$41,940	$38,863	$40,771	$171,895	$157,942
Average earning assets	$5,345,677	$5,278,298	$5,252,663	$4,461,018	$4,711,310	$5,085,659	$4,703,289
Net interest margin (GAAP)	3.25%	3.36%	3.14%	3.40%	3.36%	3.28%	3.31%
Net interest margin (TEY) (Non-GAAP)	3.45%	3.51%	3.27%	3.56%	3.51%	3.44%	3.45%
Adjusted net interest margin (TEY) (Non-GAAP)	3.37%	3.44%	3.21%	3.50%	3.43%	3.38%	3.36%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$46,364	$40,838	$33,122	$31,415	$46,294	$151,755	$155,234
Net interest income (GAAP)	$43,707	$44,581	$40,948	$37,698	$39,919	$166,950	$155,559
Noninterest income (GAAP)	32,017	37,959	28,626	15,196	29,805	113,798	78,768
Total income	$75,724	$82,540	$69,574	$52,894	$69,724	$280,748	$234,327
Efficiency ratio (noninterest expense/total income) (Non-GAAP)	61.23%	49.48%	47.61%	59.39%	66.40%	54.05%	66.25%

ALLOWANCE FOR LOAN AND LEASE LOSSES TO TOTAL LOANS AND LEASES,EXCLUDING PPP LOANS (6)

Allowance for loan and lease losses	$84,376	$79,582	$60,827	$42,233	$36,001	$84,376	$36,001

Total loans and leases	$4,251,129	$4,247,977	$4,140,259	$3,704,668	$3,690,205	$4,251,129	$3,690,205
Less:PPP loans	273,146	357,506	358,052	358,052	-	273,146	-
Total loans and leases, excluding PPP loans	$3,977,983	$3,890,471	$3,782,207	$3,346,616	$3,690,205	$3,977,983	$3,690,205

Allowance for loan and lease losses to total loans and leases, excluding PPP loans	2.12%	2.05%	1.61%	1.26%	0.98%	2.12%	0.98%

LOAN GROWTH ANNUALIZED, EXCLUDING PPP LOANS
Total loans and leases	$4,251,129	$4,247,977	$4,140,259	$3,704,668	$3,690,205	$4,251,129	$3,690,205
Less:PPP loans	273,146	357,506	358,052	-	-	273,146	-
Total loans and leases, excluding PPP loans	$3,977,983	$3,890,471	$3,782,207	$3,704,668	$3,690,205	$3,977,983	$3,690,205

Loan growth annualized, excluding PPP loans	9.00%	11.45%	8.37%	1.57%	8.86%	7.80%	-0.07%

(1)	Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets are non-GAAP financial measures.The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21% with the exception of goodwill impairment which is not deductible for tax and gain/loss on sale of assets and liabiliities of subsidary has an estimated effective tax rate of 30.5%.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21%.
(4)	Net interest margin (TEY) is a non-GAAP financial measure.The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities.It is also standard industry practice to measure net interest margin using tax-equivalent measures.In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(5)	Efficiency ratio is a non-GAAP measure.The Company's management utilizes this ratio to compare to industry peers.The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.
(6)	Allowance for loan and lease losses to total loans and leases, excluding PPP loans is a non-GAAP measure.The Company's management utilizes this ratio to remove the from the allowance calculation the impact of PPP loans which are fully guaranteed by the federal government and for which these loans have no allowance for loan and lease loss allocation.

13